                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              PROJECTAVISION, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               PROXY STATEMENT
                             PROJECTAVISION, INC.
                                TWO PENN PLAZA
                                  SUITE 640
                           NEW YORK, NEW YORK 10121
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD ON
                                APRIL 30, 1997

TO THE STOCKHOLDERS:

   Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Projectavision, Inc. (the "Company") has been called for and will be held at 9:30 a.m., Eastern Daylight Savings Time, on Wednesday, April 30, 1997, at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713 for the following purposes:

       1. To elect Mr. Martin Holleran, Martin Fife and Richard Hickok to the Board of Directors for a three (3) year term and to elect Dr. Craig Fields to the Board of Directors for a one (1) year term, and until each of their respective successors shall have been elected and qualified.
       2. To ratify the appointment by the Board of Directors of Deloitte & Touche, LLP to serve as the Company's independent certified public accountants for the current calendar year; and
       3. To obtain stockholder approval to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 20,000,000, such that the aggregate number of authorized shares of Common Stock would increase from 30,000,000 shares to 50,000,000 shares.
       4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 4, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for the examination of any stockholder at the Company's offices at Two Penn Plaza, Suite 640, New York, NY 10121, for ten (10) days prior to April 30, 1997.

                                  By Order of the Board of Directors


                                  /s/ Martin Holleran
                                  ---------------------------------
                                  Martin Holleran, Chief Executive Officer
                                   and President

Dated: April 3, 1997

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                             PROJECTAVISION, INC.
                               PROXY STATEMENT


                                   GENERAL


   This proxy statement is furnished by the Board of Directors of Projectavision, Inc., a Delaware corporation (the "Company"), with offices located at Two Penn Plaza, Suite 640, New York, NY 10121, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on April 30, 1997, and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately April 3, 1997. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

   All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless properly executed and returned, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted FOR the election of Messrs. Holleran, Fife and Hickok to the Board of Directors for a three (3) year term and FOR the election Dr. Craig Fields to the Board of Directors for a one (1) year term, FOR the ratification of the selection by the Board of Directors of Deloitte & Touche, LLP as the independent certified public accountants of the Company for the current calendar year, and FOR the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 20,000,000, such that the aggregate number of authorized shares of Common Stock would increase from 30,000,000 shares to 50,000,000 shares.

   A copy of the Company's Quarterly Report on Form 10-Q for the Periods ending March 31, 1996, June 30, 1996 and September 30, 1996 and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, accompanies this proxy statement.

   An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the Annual Meeting with respect to the proposal on which the abstention is noted. Abstentions will be counted as a vote "against" such proposal, except in the case of the election of directors where an abstention will not be counted as a vote and will not affect the outcome of the election. Under the Rules of the New York Stock Exchange, which apply in part to the Annual Meeting, proposals 1, 2 and 3 are considered "discretionary" proposals, which means that brokers who hold Company shares in "street name" for customers are authorized to vote on such proposals on behalf of their customers unless expressly advised to the contrary.

   The Board of Directors does not know of any matter to be proposed for action at the meeting other than those described in this proxy statement. If other matters properly come before the meeting, the persons named in the accompanying proxy will act in accordance with their best judgment.

   The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report, quarterly reports, notice of settlement and proxy will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                            VOTING SECURITIES AND
                          PRINCIPAL HOLDERS THEREOF

   The Board of Directors has fixed the close of business on March 4, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of the Company's common stock, par value $.001 per share (the "Common Stock") on the Record Date will be able to vote at the Annual Meeting, and each holder of record will be entitled to one vote for each share of Common Stock held.

   As of the Record Date, there were 16,512,755 shares of the Common Stock issued and outstanding, all of which are entitled to one (1) vote per share at the Annual Meeting. Holders of the Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented by proxy at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

   Management of the Company knows of no business other than that specified in Items 1, 2, 3 and 4 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

   The following table sets forth certain information, as of the Record Date, known to the Company regarding beneficial ownership of the Company's Common Stock by: (i) any holder of more than five percent of the outstanding shares;
(ii) the Company's directors; and (iii) the directors and officers of the Company as a group:

                                                       Shares       Percentage       Shares      Percentage
                                                         of           (%) of           of          (%) of
                                                       Common         Total        Preferred        Total
                                                        Stock         Common         Stock        Preferred
                       Name                          Owned(1)(2)     Stock(3)        Owned          Stock
                       ----                          -----------   ------------    -----------   ------------
Martin D. Fife (4)  ..............................      261,668        1.6%           - 0 -        -0-
   405 Lexington Ave.
   New York, NY 10174
Richard S. Hickok (5)  ...........................      105,000         .6%           - 0 -        -0-
   11 Deep Pond Circle
   South Orleans, Ma. 02662
Marvin Maslow (6)  ...............................    1,398,323        7.8%          25,000          7.1%
   Projectavision, Inc.
   Two Penn Plaza
   Suite 640
   New York, NY 10121
Jules Zimmerman (7)  .............................      120,000         .7%           - 0 -        -0-
   20 West 64th Street
   New York, NY 10023
Martin Holleran (8)  .............................    1,300,000        7.3%           - 0 -        -0-
   Projectavision, Inc.
   Two Penn Plaza
   Suite 640
   New York, NY 10121


                                                       Shares       Percentage       Shares      Percentage
                                                         of           (%) of           of          (%) of
                                                       Common         Total        Preferred        Total
                                                        Stock         Common         Stock        Preferred
                       Name                          Owned(1)(2)     Stock(3)        Owned          Stock
                       ----                          -----------   ------------    -----------   ------------
Dr. Craig I. Fields (9)  .........................      150,000           .9%         -0-          -0-
   1101 30th Street, N.W.
   Suite 500
   Washington, D.C. 20007
Sherman Langer (10)  .............................      152,000           .9%         -0-          -0-
   Projectavision, Inc.
   Two Penn Plaza
   Suite 640
   New York, NY 10121
Arthur Lipper  ...................................          -0-        -0-            -0-          -0-
   14911 Carninito Ledera
   Del Mar, Ca. 92014
All Directors, Nominees and Officers as a Group
   (consisting of 8 persons)(4)(5)(6)(7)
   (8)(9)(10) ....................................    3,486,991         17.6%        50,000          6.0%


------
(1) Except as otherwise indicated, all shares of Common Stock are beneficially owned, and sole investment and voting power is held, by the persons named.

(2) Gives effect to the reverse stock split of one-for-11.3467611 shares of Common Stock in February, 1990, two-for-three shares of Common Stock in July, 1990, and two-for-one stock split in March, 1992.

(3) Outstanding Common Stock does not include any shares of Common Stock issuable upon the exercise of any outstanding options or warrants.

(4) Includes 150,000 non-qualified options granted to and beneficially owned by Mr. Fife to acquire 150,000 shares of Common Stock. Does not include 100 shares of non-voting Series A Preferred Stock issued to Mr. Fife.

(5) Includes 100,000 non-qualified options granted to and beneficially owned by Mr. Hickok to acquire an aggregate of 100,000 shares of Common Stock of the Company.

(6) Includes (i) 1,375,000 non-qualified stock options granted to and beneficially owned by Mr. Maslow to acquire an aggregate of 1,375,000 shares of Common Stock. Mr. Maslow received 25,000 shares of Series B Preferred Stock on May 15, 1992 for services rendered in the second quarter of 1992. Mr. Maslow has agreed with the Company that he shall not sell any of the shares of Series B Preferred Stock until the earlier of (i) the Company having entered into a definitive revenue generating agreement with a major manufacturer, licensor or distributor with respect to the licensing of the company's technology, or (ii) the Company has effected an acquisition of another company, license or technology that will result in the immediate realization of revenues on the Company's behalf. In the event that neither (i) or (ii) shall have occurred on or before May 15, 1997, Mr. Maslow has agreed to return all of his shares of Series B Preferred Stock to the Company.

(7) Includes 120,000 non-qualified options granted to and beneficially owned by Mr. Zimmerman to acquire 120,000 shares of the Company's Common Stock.

(8) Includes 1,250,000 non-qualified options granted to and beneficially owned by Mr. Holleran to acquire 1,250,000 shares of the Company's Common Stock.

(9) Includes 150,000 non-qualified options granted to and beneficially owned by Dr. Fields to acquire 150,000 shares of the Company's Common Stock.

(10) Includes 152,000 non-qualified options granted to and beneficially owned by Mr. Langer to acquire 152,000 shares of the Company's Common Stock.

                               PROPOSAL NO. 1:

GENERAL

   The Board of Directors consisted of seven (7) persons in fiscal years ended December 31, 1994, 1995, and eight (8) directors in the fiscal year ended 1996. The Company has a classified Board of Directors which is divided into three classes which means that the Company's Directors are elected for a three-year term and until their successors are elected and qualify with a plurality of votes cast in favor of their election.

   Mr. Martin Holleran, Mr. Martin Fife, Mr. Richard Hickok and Dr. Craig Fields are the nominees for election to the Board of Directors. Each of Mr. Holleran, Mr. Fife and Mr. Hickok are being nominated for a three (3) year term and Dr. Fields is being nominated for a one (1) year term. The Board is nominating these four (4) individuals for different terms so as to balance the size of its three (3) classes.

   The Board of Directors recommends a vote FOR the election as directors of the nominees named herein. Unless properly executed and returned, the proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the election of the nominees named above as directors. If any of the nominees should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

   The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although in their capacity as Board members, they are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board also held four (4) regular and six (6) special meetings in 1996. All of the members of the Board attended at least seventy-five (75) percent of the Board meetings in 1996 except for Messrs. Fields and Fife who were unable to do so as a consequence of scheduling conflicts.

   The directors and executive officers of the Company are listed below, followed by a brief description of their business experience during the past five years.

                                                                          Term
     Name              Age                   Position                   Expires
     ----             -----                  --------                   -------
Marvin Maslow          59    Chairman of the Board of Directors           1999
Martin Holleran(1)     54    President, Chief Executive Officer and       1997
                              Director
Martin D. Fife(1)      69    Director                                     1997
Craig I. Fields(2)     50    Director                                     1997
Richard S. Hickok(1)   71    Director                                     1997
Arthur L. Lipper       65    Director                                     1998
Jules Zimmerman        62    Chief Financial Officer, Secretary and       1998
                              Director
Sherman Langer         50    Director                                     1999

------
(1) Director is being nominated for re-election for a three (3) year term at the 1997 stockholders' meeting.

(2) Director is being nominated for re-election for a one (1) year term at the 1997 stockholders' meeting.

   Marvin Maslow, a co-founder of the Company, has served as Chairman of the Board of Directors of the Company since its inception. Mr. Maslow also served as the Company's Chief Executive Officer from inception through September 30, 1996, when he voluntarily resigned as Chief Executive Officer of the Company, endorsing the appointment by the Board of Mr. Martin Holleran as Chief Executive Officer of the Company. Mr. Maslow also served as an officer and a director of DKY, Inc. ("DKY"), the Company's predecessor in interest from October 1988 until June 12, 1990, when DKY was merged into the Company. Mr. Maslow also served as

Chief Financial Officer of the Company from its inception until the consummation of its initial public offering in August, 1990. Prior to founding the Company, Mr. Maslow was a principal in a private investment company, with responsibility for investing capital in privately held, emerging growth companies.

   Martin J. Holleran has served as President of the Company since November, 1993. On September 30, 1996, Mr. Holleran became Chief Executive Officer of the Company, at which time, he retained the title of President but resigned as the Chief Operating Officer of the Company, a position which he had also held since November, 1993. Prior to 1993, Mr. Holleran served as President and Chief Executive Officer of Thomson Consumer Electronics Marketing and Sales Company ("Thomson") from 1988 to 1992. At Thomson, Mr. Holleran had overall responsibility for the marketing, sales and distribution of the RCA and GE brands of consumer electronic products sold in North and South America. From 1992 until 1993, Mr. Holleran was President and Chief Operating Officer of Emerson Radio.

   Martin D. Fife, a founder of the Company, has served on the Board of Directors since its inception. In addition, Mr. Fife was the Secretary of the Company from its inception until January 1993. Mr. Fife served as an officer and a director of DKY from August 1988 until July 12, 1990 when DKY was merged into the Company. Mr. Fife has been the Chairman of the Board of Directors of Skysat Communication Network Corporation, a public company, since its inception in July 1992. Since 1987, Mr. Fife has been Chairman of the Board of Magar Inc., a company of which he is a founder, specializing in financial products and the development of early stage companies. From 1985 to 1989, Mr. Fife was President of Intergold USA, Inc., a Company involved in the sale and processing of precious metals. From 1986 to 1989, Mr. Fife was President of Agremp Holdings Incorporated, an operator of storage elevators. Since April 1992, Mr. Fife has been a director of the Nova Group, a company engaged in the recycling of industrial plastics. Since 1974, Mr. Fife has served as a director or trustee of several investment companies advised by the Dreyfus Corporation, a registered investment adviser, and currently serves as a director or trustee of the following thirteen investment companies: The Dreyfus Fund Incorporated, Dreyfus Liquid Assets, Inc., Dreyfus Municipal Income, Inc., Dreyfus New York Municipal Income, Inc., Dreyfus California Municipal Income, Inc., Dreyfus Worldwide Dollar Money Market Fund, Inc., Dreyfus Short-Term Fund, Inc., Dreyfus Short-Term Income Fund, Inc., Dreyfus Asset Allocation Fund, Inc., Dreyfus Growth Allocation Fund, Inc., Dreyfus Institutional Short-Term Treasury Fund, Dreyfus Short-Intermediate Government Fund and Dreyfus Short-Intermediate Municipal Bond Fund.

   Dr. Craig I. Fields has served as a Director since September 1994 and has been Chairman of the Company's Business and Technical Advisory Board since January 1, 1993. From April 1989 to April 1990, Dr. Fields was the Director of the United States Government's Defense Advanced Research Projects Agency (DARPA). From July 1990 to June 1994, Dr. Fields was the Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation
(MCC). Since September 1994, Dr. Fields has served as Vice Chairman of Alliance Gaming Corporation (formerly known as United Gaming, Incorporated), a diversified entertainment company in the gaming industry. Dr. Fields currently serves as the Chairman of the Defense Science Board, an advisory board to the Secretary of Defense. Dr. Fields also serves on the Science and Technology Advisory Panel supporting the Director of Central Intelligence; on the United States Advisory Council on the National Information Infrastructure; and on the US-Israel Science and Technology Commission. Dr. Fields is also a member of the Board of ENSCO, Perot Systems Corporation and Intertech. Dr. Fields is on the Advisory Boards of SRI International, United Technologies Corporation and the Economic Strategy Institute. Dr. Fields is also an advisor to SAIC. In 1988, Dr. Fields was awarded the President's Distinguished Executive Rank Award for outstanding service, and in 1990 the President's Meritorious Executive Rank Award.

   Richard S. Hickok, a certified public accountant, served as a Director of the Company from December 1988 to March 1989. Mr. Hickok has continuously served as a Director of the Company since February 1990. From 1989 to December 31, 1996 Mr. Hickok has served as an officer, director and stockholder of Hickok Associates, Inc., a company that provided financial consulting services ("Hickok Associates"). From 1948 to 1983, Mr. Hickok was associated with KMG Main Hurdman, Certified Public Accountants in various capacities. Mr. Hickok served as Chairman of the Board of KMG Main Hurdman from 1981 to 1983, and in 1983 he retired and was elected Chairman Emeritus. Since 1983 Mr. Hickok has been a financial consultant. During the past five years Mr. Hickok also has served as a director of Marsh McLennan Companies, Inc., Comstock Resources, Inc., Marcam, Inc. and Alpine Lace Brands, Inc.

   Arthur Lipper III, is an experienced, independent investment banker and corporate advisor, and has served as a Director of the Company since March, 1996. He has a particular interest in assisting early stage, growing enterprises. He is also an established author and lecturer on subjects relating to investing in and financing businesses. His most recent book is entitled The Guide for Venture Investing Angels -- Financing and Investing in Private Companies. He is also a strong advocate of independent members of boards of directors taking an active role in representing the interests of the owners of the companies in the management of the business. He has been a member of the New York Stock Exchange and many other stock and commodity exchanges. Mr. Lipper has been an advisor to the Company and has served on its Business and Technical Advisory Committee since 1993.

   Jules Zimmerman has served as a Director since January 1993, as Secretary of the Company since February 1994 and as the Chief Financial Officer of the Company since 1990. From October 1989 to December 31, 1996, Mr. Zimmerman served as President and Chief Executive Officer of Hickok Associates, a company that provided financial consulting services. Mr. Zimmerman was employed by Avon Products Inc. for 12 years and served as Avon's Senior Vice President and Chief Financial Officer from 1984 to 1988. From 1992 through 1995, Mr. Zimmerman was a member of the Board of Directors of Winners All International, as well as its predecessor-in-interest, National Child Care Company. He is a Director of the GP Financial and was the President of the New York Chapter of the National Association of Corporate Directors from September 1990 through December 1992.

   Sherman Langer has been the Company's Senior Vice President of Marketing and Sales since October 1994 and has served as a member of the Board since February, 1996. Mr. Langer was a consultant to the Company from February 1994 until October 1994. From June 1988 through January 1994, Mr. Langer was the General Manager of the Consumer LCD Products Division of the Sharp Electronics Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 1996 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

EXECUTIVE COMPENSATION

   The following table sets forth the cash compensation paid by the Company to executive officers of the Company for each of the years ended December 31, 1994, 1995 and 1996 whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                                             ------------------------------------------------------
                                       Annual Compensation                                                Awards       Payouts
                           --------------------------------------------------------------------------------------------------------
            (a)             (b)        (c)          (d)         (e)          (f)            (g)            (h)          (i)
                                                               Other         Re-                                         All
                                                               Annual      stricted                                     other
    Name and                                                  Compen-       Stock                          LTIP        Compen-
   Principal                                                   sation       Awards        Options/       Payouts        sation
    Position                Year    Salary($)     Bonus($)       $            $           SARs(#)           $             $
 ------------------------- ------   ----------    ---------   ---------   ----------   --------------    ---------    -------------
Marvin Maslow,(1)           1996     $150,000     $  -0-        $ -0-      $ -0-        1,000,000(1)      $ -0-        $100,000(2)
   Chief Executive          1995     $150,000     $  -0-        $ -0-      $ -0-              -0-         $ -0-        $    -0-
   Officer, Chairman        1994     $150,000     $  -0-        $ -0-      $ -0-          375,000         $ -0-        $    -0-
   of the Board of
   Directors
Martin Holleran,            1996     $180,000     $  -0-        $ -0-      $ -0-        1,000,000(4)      $ -0-        $100,000(5)
   President, Chief         1995     $180,000     $  -0-        $ -0-      $ -0-           50,000(3)      $ -0-        $    -0-
   Operating Officer        1994     $180,000     $  -0-        $ -0-      $ -0-(3)       250,000         $ -0-        $    -0-
   and Director
Sherman Langer              1996     $130,000     $30,000       $ -0-      $ -0-          100,000         $ -0-        $    -0-
   Senior Vice President
   of  Marketing and
   Sales and  Director

------
(1) On March 12, 1996, the Company cancelled 187,500 unvested stock options granted to Mr. Maslow in 1994 having an exercise price of $5.375 per share and granted Mr. Maslow 1,000,000 non-qualified stock options having an exercise price of $4.375 per share, which exercise price was subsequently reduced to $3.00 on January 9, 1997. To date, 333,333 of these options have vested, and the balance vest upon the Company achieving certain milestones.

(2) Represents a one-time cost-of-living adjustment made to Mr. Maslow's July 1990 employment agreement with the Company. Mr. Maslow also has a $2,000 per month non-accountable expense allowance for business and entertaining and other benefits. In addition, in accordance with Mr. Maslow's new executive employment agreement entered into with the Company as of March 1, 1997, the Company has agreed to maintain, at its expense, a $1,000,000 life insurance policy on Mr. Maslow's life for the benefit of his wife.

(3) Mr. Holleran had a restricted stock award of 50,000 shares of common stock pursuant to his Employment Agreement with the Company dated November 1, 1993. The vesting schedule relative to all 50,000 shares of restricted common stock was amended by the Board of Directors on October 21, 1994. Fifty percent (50%) of such 50,000 shares previously vested in annual increments of 1/3 each commencing November 1, 1994, and the other fifty percent (50%) of such shares vested in annual increments of 1/3 each, commencing November 1, 1994, provided that certain performance criteria were met. All such 50,000 shares vested on January 1, 1995. In December 1995, Mr. Holleran's Employment Agreement with the Company was amended to cancel the restricted stock award and replace it with 50,000 non-qualified stock options exercisable at the then current market price of $4.375 per share.

(4) On March 12, 1996, the Company cancelled 125,000 unvested stock options granted in 1994 having an exercise price of $5.375 per share and granted Mr. Holleran 1,000,000 non-qualified stock options having an exercise price of $4.375 per share, which exercise price was subsequently reduced to $3.00 on January 9, 1997. To date, 333,333 of these options have vested, and the balance vest upon the Company achieving certain milestones.

(5) Represents a one-time cost-of-living adjustment made to Mr. Holleran's 1993 employment agreement with the Company. In addition, in accordance with Mr. Holleran's new executive employment agreement entered into with the Company as of March 1, 1997, the Company has agreed to provide other benefits to Mr. Holleran as well as to maintain, at the Company's expense, a $1,000,000 life insurance policy on Mr. Holleran's life, for the benefit of his wife.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES

               (a)                      (b)            (c)               (d)                    (e)
                                                                                             Value of
                                                                         Number           of Unexercised
                                                                      Unexercised          In-the-Money
                                                                      Options/SARs         Options/SARs
                                                                       at Fiscal             at Fiscal
                                                                      Year End (#)         Year End ($)
                                      Shares
            Name and                Acquired on       Value           Exercisable/         Exercisable/
       Principal Position          Exercise (#)    Realized ($)      Unexercisable         Unexercisable
 -------------------------------   -------------   ------------    ---------------------   --------------

Marvin Maslow(1)                        -0-            N/A          708,333 Exercisable/         0/0
 Chief Executive                                                    666,664 Unexercisable
 Officer, Chairman of the Board
 of Directors

Martin Holleran(2)                      -0-            N/A          583,333 Exercisable/          0/0
 President, Chief                                                   666,664 Unexercisable
 Operating Officer and Director

Martin Fife,                            -0-            N/A          100,000 Exercisable/          0/0
 Vice Chairman of the                                               50,000 Unexercisable
 Board of Directors

Jules Zimmerman(3)                      -0-            N/A          70,000 Exercisable/           0/0
 Chief Financial                                                    50,000 Unexercisable
 Officer and Director

Sherman Langer(4)                       -0-            N/A          152,000 Exercisable      $7,875/0
 Senior Vice President of
 Marketing and Sales and
 Director

Craig Fields,                           -0-            N/A          83,332 Exercisable/           0/0
 Director                                                           66,668 Unexercisable

Richard Hickok,                         -0-            N/A          50,000 Exercisable/           0/0
 Director                                                           50,000  Unexercisable

Arthur Lipper,                          -0-            N/A          0 Exercisable/                0/0
 Director                                                           0 Unexercisable

------
(1) In the fiscal year ended December 31, 1996, Mr. Maslow was granted an aggregate of 1,000,000 stock options to acquire 1,000,000 shares of Common Stock at an exercise price of $3.00 per share. Such options expire on March 11, 2003 and constitute 45.0% of the total options/SARs/warrants granted to the Company's employees in such fiscal year. The potential realizable value of such options, assuming an appreciation in the Company's stock price of 5% and 10% per annum during the term of the option, is $3,168,750 and $5,531,250, respectively.

(2) In the fiscal year ended December 31, 1996, Mr. Holleran was granted an aggregate of 1,000,000 stock options to acquire 1,000,000 shares of Common Stock at an exercise price of $3.00 per share. Such options expire on March 11, 2003 and constitute 45.0% of the total options/SARs/warrants granted to the Company's employees in such fiscal year. The potential realizable value of such options, assuming an appreciation in the Company's stock price of 5% and 10% per annum during the term of the option, is $3,168,750 and $5,531,250, respectively.

(3) In the fiscal year ended December 31, 1996, Mr. Zimmerman was granted an aggregate of 50,000 stock options to acquire 50,000 shares of Common Stock at an exercise price of $3.625 per share. Such options expire on June 17, 2001 and constitute 2.3% of the total options/SARs/warrants granted to the Company's employees in such fiscal year. The potential realizable value of such options, assuming an appreciation in the Company's stock price of 5% and 10% per annum during the term of the option, is $48,937.50 and $110,562.50, respectively.

(4) In the fiscal year ended December 31, 1996, Mr. Langer was granted an aggregate of 100,000 stock options to acquire 100,000 shares of Common Stock at an exercise price of $3.00 per share. Such options expire on March 11, 2001 and constitute 4.5% of the total options/SARs/warrants granted to the Company's employees in such fiscal year. The potential realizable value of such options, assuming an appreciation in the Company's stock price of 5% and 10% per annum during the term of the option, is $260,000 and $404,375, respectively.

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                               PROJECTAVISION INC


                                Performance Graph

              Co. Index       Mkt Index        Peer Index
              ---------       ---------        ----------
12/31/91        100             100             100
1/31/92         315.789         105.847         110.797
2/28/92         463.158         108.246         112.452
3/31/92         442.105         103.137         102.591
4/30/92         531.579          98.714          95.875
5/29/92         500              99.996          96.288
6/30/92         352.632          96.086          87.842
7/31/92         484.21           99.49           89.165
8/31/92         400              96.449          83.648
9/30/92         336.842         100.034          88.913
10/30/92        463.158         103.974          99.325
11/30/92        431.579         112.247         115.566
12/31/92        463.158         116.378         119.135
1/29/93         452.632         119.691         131.25
2/26/93         736.842         115.226         125.477
3/31/93        1368.421         118.561         131.657
4/30/93        1157.895         113.501         132.77
5/28/93        1052.632         120.281         147.855
6/30/93         789.474         120.837         158.697
7/30/93         800             120.98          166.94
8/31/93        1063.158         127.233         183.851
9/30/93         897.684         131.022         191.618
10/29/93       1007.158         133.967         200.838
11/30/93        842.948         129.972         181.595
12/31/93        963.369         133.595         194.197
1/31/94         777.263         137.65          195.744
2/28/94         602.105         136.363         190.491
3/31/94         591.158         127.976         178.455
4/29/94         591.158         126.315         184.845
5/31/94         437.895         126.624         165.529
6/30/94         536.421         121.993         155.051
7/29/94         459.79          124.495         163.363
8/31/94         481.685         132.432         182.064
9/30/94         448.842         132.093         181.168
10/31/94        503.579         134.689         204.654
11/30/94        437.895         130.221         203.625
12/30/94        377.684         130.586         220.306
1/31/95         306.526         131.318         213.617
2/28/95         284.632         138.263         229.394
3/31/95         295.579         142.361         240.693
4/28/95         224.421         146.843         254.764
5/31/95         208             150.63          258.144
6/30/95         273.684         162.836         305.694
7/31/95         262.737         174.805         341.561
8/31/95         290.105         178.348         344.642
9/29/95         410.526         182.449         365.042
10/31/95        492.632         181.404         336.587
11/30/95        328.421         185.663         362.05
12/29/95        416             184.675         341.779
1/31/96         394.105         185.588         333.859
2/29/96         416             192.66          356.716
3/29/96         355.789         193.301         351.869
4/30/96         197.053         209.34          418.953
5/31/96         251.789         218.952         472.652
6/28/96         317.474         209.081         454.682
7/31/96         257.263         190.458         366.644
8/30/96         339.368         201.129         393.857
9/30/96         350.316         216.523         414.888
10/31/96        328.421         214.128         391.279
11/29/96        295.579         227.378         405.202
12/31/96        224.421         227.142         378.783

------------------------------------------------------------------------------------------------------------------------------------
                                                                             Legend
Symbol    CSRP Total Returns Index for:             12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
-------   -----------------------------            ----------  ----------  ----------  ----------  ----------  ----------
--- [ ]   PROJECTAVISION INC.                        100.00      463.2        963.4       377.7      416.0        224.4

-..-.  *  Nasdaq Stock Market (US Companies)         100.00      116.4        133.6       130.6      184.7        227.1

 .......*  NASDAQ Stocks (SIC 3660-3669 US Companies) 100.00      119.1        194.2       220.3      341.8        378.8

      Notes:
          A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
          D. The index level for all series was set to $100.00 on December 9, 1991.

------------------------------------------------------------------------------------------------------------------------------------

BOARD CLASSIFICATION AND COMMITTEES AND ADVISORY BOARD

   The Company adopted a classified Board of Directors in February, 1990. The Board of Directors presently consists of eight members divided into three classes. In accordance with the terms of its proposed settlement with Mr. Eugene Dolgoff, a former officer and director of the Company, and Suzanne Dolgoff, his wife, and in order to balance the size of its three (3) classes of Directors such that the term of office of each Director in a given class expires at the third annual meeting of stockholders following his election, Dr. Fields is being nominated for re-election for a one (1) year term at the Company's 1997 Annual Meeting. The terms of the proposed settlement are set forth in the Notice of Settlement dated March 24, 1997, which is being mailed to stockholders along with this Proxy Statement. Subsequent to the 1997 annual meeting, the Company will have three (3) Directors whose term expires in 1999, three (3) Directors whose term expires in 2000 and two (2) Directors whose term expires in 1998. Having a classified Board of Directors may be viewed as inhibiting a change in control of the Company and having possible anti-takeover effects. Officers of the Company serve at the discretion of the Board of Directors.

   The Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is presently comprised of Richard S. Hickok, Jules Zimmerman and Martin D. Fife. The Audit Committee held one (1) meeting during 1996. The Compensation Committee reviews compensation issues relating to executive management and makes recommendations with respect thereto to the Board of Directors. The Compensation Committee is presently comprised of Jules Zimmerman, Richard Hickok, Martin Fife and Craig Fields. The Compensation Committee held three
(3) meetings in 1996. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. However, the Executive Committee may take action only if a meeting of the Board of Directors cannot be convened within three days after notice thereof. The current members of the Executive Committee are Martin D. Fife, Martin Holleran and Marvin Maslow. The Executive Committee held one (1) meeting in 1996. The Company formed a Special Executive Committee in 1995 to deal with all matters relative to certain litigations in which the Company is a defendant. The Special Executive Committee is not empowered to make any decisions on behalf of the Board of Directors. The Special Executive Committee is comprised of Marvin Maslow, Martin Holleran, Martin Fife, Jules Zimmerman, Richard Hickok and Craig Fields. The Special Executive Committee held one (1) meeting in 1996.

   Except for Messrs. Fields and Lipper, each member of the Board of Directors who is not an officer or employee of the Company receives $8,000 per year, plus $1,000 for each Board of Directors or committee meetings attended for serving as Director. In 1996, Dr. Fields received an aggregate of $24,000 from the Company and Arthur Lipper (and his affiliated entities) received an aggregate of $50,000 from the Company. These sums include payments to Messrs. Fields and Lipper by the Company for various consulting services provided by each of them to the Company in 1996, which services were in addition to their duties as an outside Director. The Company reimburses its Directors for out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committee meetings attended. There are no family relationships among any Directors or officers.

   The Company has a Business and Technical Advisory Board that monitors and evaluates technical aspects of the Company's business and the business of other companies, providing reports, advice, data and recommendations to the Company's executive management and Board of Directors periodically with respect thereto. The members of the Business and Technical Advisory Board are Dr. Craig J. Fields, a Director of the Company and Chairman of the Technical and Advisory Board, Dr. Donald McCoy, a consultant to the Company, Mr. Arthur Lipper, a Director of the Company, and Mr. Humbert Powell.

EXECUTIVE EMPLOYMENT AGREEMENTS

   The Company entered into an employment agreement in July 1990 with Marvin Maslow to serve as Chief Executive Officer of the Company. Mr. Maslow's employment agreement, which was to initially expire in July, 1995, was automatically extended in January 1995 by its terms for an additional 30 months. That employment agreement was terminated and replaced with a new executive employment agreement effective March 1, 1997. Under the terms of his new employment agreement, Mr. Maslow receives the same salary and benefits that he received under his old employment agreement which were a salary of $150,000 per year, a $2,000 per month non-accountable expenses allowance, and other benefits. In addition, the Company is providing a $1,000,000 life insurance policy on Mr. Maslow's life for the benefit of his wife. The Company also has a $500,000 lay man life insurance policy on Mr. Maslow's life, of which the Company is the sole beneficiary. Mr. Maslow is required to devote substantially all of his time to the business of the Company. The term of Mr. Maslow's new employment agreement is six (6) years with a two-year extension, and it contains change in control provisions.

   The Company entered into a three (3) year employment agreement with Mr. Martin Holleran in November 1993 to serve as the Company's President and Chief Operating Officer at a salary of $180,000 per year. Upon the expiration of this agreement (which was orally extended by the parties subsequent to its term), the Company entered into a new executive employment agreement with Mr. Holleran effective March 1, 1997. Under his new executive employment agreement, Mr. Holleran receives a salary of $220,000 per year and other benefits and is required to devote all of his time to the business of the Company. In addition, the Company provides to Mr. Holleran a $1,000,000 life insurance policy for the benefit of his wife. The Company also has a $1,000,000 lay man life insurance policy on Mr. Holleran's life, of which the Company is the sole beneficiary. The term of Mr. Holleran's new executive employment agreement is six (6) years with a two-year extension, and it contains change in control provisions.

   Effective January 1, 1997, the Company entered into an executive employment agreement with Mr. Sherman Langer. The term of Mr. Langer's employment agreement is three (3) years and provides for a salary of $165,000 per year and also contains certain change in control provisions.

   Each of Messrs. Maslow, Holleran and Langer have agreed not to compete with the Company during the term of his respective employment agreement or for a period of two years after the termination thereof. All of the executive employment agreements contain termination for cause provisions.

   Subsequent to the closing of the Company's initial public offering in 1990, the Company retained Jules Zimmerman as Chief Financial Officer of the Company. In connection therewith, the Company entered into a consulting agreement with Mr. Zimmerman and Hickok Associates whereby the Company is billed on an hourly basis for the work performed by Mr. Zimmerman. Hickok Associates discontinued operations as of Decem- ber 31, 1996. Since that time, Mr. Zimmerman has continued to provide his services to the Company as a Chief Financial Officer on an hourly basis.

                               PROPOSAL NO. 2:
                          RATIFICATION OF SELECTION
                          OF DELOITTE & TOUCHE, LLP
                          AS INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Deloitte & Touche, LLP to serve as independent certified public accountants and to audit the accounts for the Company for 1997. The firm of Deloitte & Touche, LLP has previously audited the Company's financial statements. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Deloitte & Touche, LLP to be well qualified for the function of serving as the Company's auditors. The Delaware Business Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Deloitte & Touche LLP with the Company's financial and other affairs due to its previous service as auditors for the Company.

   A representative of Deloitte & Touche, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche, LLP as the Company's independent auditors. Unless properly executed and returned, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent certified public accountants for 1997.

                               PROPOSAL NO. 3:
                  AMENDMENT OF CERTIFICATE OF INCORPORATION
                     TO INCREASE THE NUMBER OF AUTHORIZED
                            SHARES OF COMMON STOCK

   The Company is presently authorized to issue 30,000,000 shares of Common Stock. As of March 4, 1997, the record date, of the 30,000,000 shares authorized, 16,512,755 shares were issued and outstanding, 6,000,000 shares were reserved for issuance under the Company's various benefit plans, 351,258 shares were reserved for issuance upon conversion of the Company's Series B Preferred Stock, 2,000,000 shares were reserved for issuance upon conversion of the Company's Series C Preferred Stock, 2,000,000 shares were reserved for issuance upon conversion of the Company's Series D Preferred Stock and, 1,732,850 shares were reserved for issuance pursuant to the exercise of outstanding Warrants, leaving a balance available for issuance of 1,403,137 shares. The Company's Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. An affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary for approval.

   The Board of Directors of the Company at a meeting held on March 24, 1997 adopted resolutions to amend, subject to stockholder approval, ARTICLE FOURTH of the Company's Certificate of Incorporation to authorize an additional 20,000,000 shares of Common Stock. Other than increasing the aggregate number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares, the amendment in no way changes the Company's Certificate of Incorporation.

   Other than the 28,596,863 shares to be reserved for issuances discussed above, the Company has no specific plans, arrangements, or understandings for the issuance of the additional shares of Common Stock. The additional authorized shares would be available for raising additional capital, employee benefit plans, acquisitions, stock splits and other purposes, at the discretion of the Board of Directors of the Company without, in most cases, the delays and expenses attendant to obtaining further stockholder approval, thus enabling the Company to provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions. While any additional issuances of the Company's securities (except in the event of a stock split) would dilute the ownership of existing security holders, the Board believes that any potential dilution is outweighed by the flexibility and access to capital afforded by the additional authorized capital.

   The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Unless properly executed and returned, proxies forwarded to those stockholders who hold their voting securities in "street name" will be voted "FOR" the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock.

                            STOCKHOLDERS PROPOSALS

   Proposals of stockholders intended to be presented at the 1998 annual meeting must be received in writing, by the President of the Company at its offices by December 31, 1997, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                                 By Order of the Board of
                                                 Directors

                                                 /s/ Martin Holleran
                                                 ----------------------------
                                                 Martin Holleran, Chief
                                                 Executive Officer
                                                   and President

                             PROJECTAVISION, INC.
                      THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Marvin Maslow and Jules Zimmerman as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.0001 par value per share, of Projectavision, Inc. (the "Company") held of record by the undersigned on March 4, 1997 at the Annual Meeting of Stockholders to be held at the Christiana Hilton, 100 Continental Drive, Newark, Delaware 19713 on Wednesday, April 30, 1997 at 9:30 a.m.. Eastern Daylight Savings Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes |B( in blue or black ink.

Proposal 1.  Election of four (4) Directors: Martin Holleran, Martin Fife and
            Richard Hickok for a 3 year term, and Craig Fields for a 1 year term.
                (Mark only ONE of the two boxes relative to this Proposal)

[ ] VOTE FOR all nominees named above except those who may be named on this line:___________________________________
                                      (or)

[ ] VOTE WITHHELD as to all nominees named above

Proposal 2. Proposal to ratify appointment by the Board of Directors of
            Deloitte & Touche, LLP as the Company's independent certified public accountants for the current calendar year:

                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

Proposal 3. Proposal to obtain stockholder approval to amend the Company's
            Certificate of Incorporation to increase the number of authorized shares of common stock by 20,000,000, such that the aggregate number of authorized shares of common stock would increase from 30,000,000 shares to 50,000,000 shares:

                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   When properly executed, this Proxy will be voted as directed. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                            Dated:_____________________, 1997

                                            X________________________________
                                                        Signature
                                            X________________________________
                                                      Print Name(s)
                                            X________________________________
                                                 Signature, if held jointly